Exhibit 99.1

JMP Group Reports Second Quarter 2014 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 25, 2014--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2014.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were a record $50.6 million, an increase of 33.2% from $37.9 million for the second quarter of 2013. For the six months ended June 30, 2014, adjusted net revenues were a record $94.5 million, an increase of 35.2% from $69.9 million for the six months ended June 30, 2013. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $4.0 million, or $0.18 per diluted share, an increase of 22.0% from $3.3 million, or $0.15 per share, for the second quarter of 2013. For the six months ended June 30, 2014, operating net income was $8.4 million, or $0.37 per share, an increase of 21.5% from $6.9 million, or $0.30 per share, for the six months ended June 30, 2013. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $57.5 million and $95.2 million for the quarter and six months ended June 30, 2014, respectively, compared to $30.9 million and $54.2 million for the quarter and six months ended June 30, 2013, respectively.
  Net income attributable to JMP Group on a GAAP basis was $3.2 million, or $0.13 per share, compared to a net loss of $1.4 million, or $0.06 per share, for the second quarter of 2013. For the six months ended June 30, 2014, GAAP net income was $7.2 million, or $0.30 per share, compared to a net loss of $3.2 million, or $0.14 per share, for the six months ended June 30, 2013.

“I am happy to report another solid quarter for JMP Group, as JMP Securities continues to benefit from material market share gains since 2009 in combination with a resurgent equity capital markets environment,” said Chairman and Chief Executive Officer Joe Jolson. “For the second quarter, we generated record adjusted net revenues of $50.6 million and operating earnings of $0.18 per share. Excluding net investment income and corporate costs, our three operating platforms earned a record $0.65 per share for the latest twelve-month period, an increase of 110% from $0.31 per share for the prior twelve-month period. While we remain committed to active capital management, our tangible book value per share has increased 13% in the past year to $6.16, in addition to returning 51% of our operating earnings to stockholders through cash dividends and share buybacks during that time.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $29.5 million, an increase of 4.4% from $28.3 million for the second quarter of 2013. The broker-dealer segment’s operating margin on adjusted net revenues was 16.8%, compared to 20.5% for the prior quarter and 17.0% for the second quarter of 2013.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $15.5 million increased 266.4% from $4.2 million for the second quarter of 2013. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 1.8% for the period.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.5 million, an increase of 21.2% from $1.3 million for the second quarter of 2013. For the second quarter of 2014, there was a net realized loss of $0.6 million on the sale or payoff of loans underlying collateralized loan obligations; while, for the second quarter of 2013, there was a net realized gain of $0.3 million.

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Broker-dealer	$0.13	$0.18	$0.13	$0.31	$0.18
Asset management	0.02	0.01	(0.02)	0.03	(0.01)
Corporate credit management	0.02	0.00	0.01	0.02	0.01
Operating platform EPS	0.17	0.19	0.12	0.36	0.18
Investment income	0.12	0.13	0.15	0.24	0.35
Corporate costs	(0.11)	(0.13)	(0.12)	(0.23)	(0.23)
Operating EPS (diluted)	$0.18	$0.19	$0.15	$0.37	$0.30

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $23.1 million, an increase of 9.5% from $21.1 million for the second quarter of 2013. For the six months ended June 30, 2014, investment banking revenues were $48.1 million, an increase of 45.1% from $33.2 million for the six months ended June 30, 2013.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2014		Mar. 31, 2014		June 30, 2013		June 30, 2014		June 30, 2013
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	34	$14,717	33	$19,521	37	$9,517	67	$34,238	70	$18,431
Debt and convertible securities	5	1,090	6	1,571	8	4,890	11	2,661	18	6,538
Private capital markets and other	-	325	1	698	2	2,830	1	1,023	2	2,975
Strategic advisory	8	6,929	3	3,263	4	3,820	11	10,192	5	5,220
Total	47	$23,061	43	$25,053	51	$21,057	90	$48,114	95	$33,164

Brokerage

Net brokerage revenues were $6.5 million, a decrease of 7.2% from $7.0 million for the second quarter of 2013. For the six months ended June 30, 2014, net brokerage revenues were $13.1 million, an increase of 7.9% from $12.2 million for the six months ended June 30, 2013.

Asset Management

Asset management-related fee revenues were $15.4 million, an increase of 277.3% from $4.1 million for the second quarter of 2013, largely due to an increase in incentive fees to $11.2 million from $0.8 million. For the six months ended June 30, 2014, asset management-related fee revenues were $21.5 million, an increase of 79.7% from $12.0 million for the six months ended June 30, 2013. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2014, totaled $1.9 billion, including $1.0 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $889.9 million par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $1.8 billion at March 31, 2014, and $1.6 billion at June 30, 2013. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.2 billion at June 30, 2014.

At June 30, 2014, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 60.0% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized gains of $9.7 million and $6.0 million for the quarter and six months ended June 30, 2014, respectively, compared to $2.3 million and $4.2 million for the quarter and six months ended June 30, 2013, respectively.

A summary of the company’s principal transaction revenues for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Hedge fund investments	$2,255	$1,707	$908	$3,963	$2,806

Principal investments:
Investment in Harvest Capital Credit Corporation	19	(163)	(136)	(144)	(136)
Other principal investments	(108)	55	54	(53)	139
Total principal investments	(89)	(108)	(82)	(197)	3

Venture investments:
Investment in Harvest Growth Capital funds	284	(302)	86	(19)	67
Other venture investments and warrants	255	289	485	544	1,037
Total venture investments	539	(13)	571	525	1,104

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	2,705	1,586	1,397	4,291	3,913
Non-controlling interests in Harvest Growth Capital funds	6,983	(5,279)	895	1,704	296
Total principal transaction revenues	$9,688	($3,693)	$2,292	$5,995	$4,209

Included in the net gain of $9.7 million for the quarter ended June 30, 2014, was a gain of $7.0 million attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.8% of Harvest Growth Capital and 2.3% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned gain of $7.0 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized gain of $0.3 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net returns on invested capital managed by JMP Credit Advisors were 3.7% and 8.1% for the quarter and six months ended June 30, 2014, respectively, compared to 6.3% and 18.2% for the quarter and six months ended June 30, 2013, respectively.

At June 30, 2014, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $10.3 million, or 1.2% of gross performing loans outstanding at JMP Credit. At June 30, 2013, such discounts and reserves equaled $10.1 million, or 1.5% of gross performing loans outstanding. There were no impaired loans with associated discounts or reserves at either June 30, 2014, or June 30, 2013.

A net loan loss provision of $0.2 million for the quarter was recorded at JMP Credit, which is consolidated under GAAP, primarily representing a general reserve in connection with the loan portfolio being accumulated for JMP Credit Advisors CLO III. At June 30, 2014, general loan loss reserves equaled 0.6% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $3.8 million, compared to net interest expense of $2.4 million for the second quarter of 2013, when interest expense due to net amortization of liquidity discounts at JMP Credit equaled $6.2 million. Excluding the amortization-related expense for the period, net interest income would have been $3.8 million for the second quarter of 2013. Further excluding net interest income of $0.5 million attributable to Harvest Capital Credit, which, due to its May 2013 initial public offering, is no longer consolidated by JMP Group, net interest income would have been $3.3 million for the second quarter of 2013.

For the six months ended June 30, 2014, net interest income was $7.5 million, compared to net interest expense of $5.5 million for the six months ended June 30, 2013, when interest expense due to net amortization of liquidity discounts at JMP Credit equaled $15.0 million. Excluding the amortization-related expense for the period, net interest income would have been $9.4 million for the six months ended June 30, 2013. Further excluding net interest income of $1.8 million attributable to Harvest Capital Credit, which, as previously noted, is no longer consolidated by JMP Group, net interest income would have been $7.6 million for the six months ended June 30, 2013.

Expenses

Compensation and Benefits

Compensation and benefits expense was $38.0 million, compared to $24.8 million for the second quarter of 2013. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the period, compensation and benefits expense was 72.7% of adjusted net revenues, compared to 65.5% for the second quarter of 2013. Further excluding compensation expense related to strategic initiatives, the compensation ratio was 71.8%, compared to 61.5% for the second quarter of 2013.

For the six months ended June 30, 2014, compensation and benefits expense was $69.4 million, compared to $44.4 million for the six months ended June 30, 2013. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the period, compensation and benefits expense was 71.3% of adjusted net revenues, compared to 64.0% for the six months ended June 30, 2013. Further excluding compensation expense related to strategic initiatives, the compensation ratio was 70.1%, compared to 60.1% for the six months ended June 30, 2013.

For more information on compensation ratios, please see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.2 million, compared to $9.0 million for the second quarter of 2013. For the six months ended June 30, 2014, non-compensation expense was $13.7 million, compared to $15.1 million for the six months ended June 30, 2013.

Personnel

At June 30, 2014, the company had 232 full-time employees, compared to 232 at March 31, 2014, and 218 at June 30, 2013.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit (prior to its IPO on May 2, 2013), (v) reverses net unrealized gains and losses on strategic equity investments and warrants, (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II, and (vii) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and was the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds, however, as presented, unrealized gains and losses that do not accrue to the company are reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenues:
Non-interest revenues	$53,942	$34,397	$34,273	$88,339	$61,611
Net interest income/(expense)	3,788	3,760	(2,394)	7,548	(5,535)
Loan loss provision	(212)	(497)	(975)	(709)	(1,924)
Total net revenues	57,518	37,660	30,904	95,178	54,152
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1) (2)	366	378	522	744	1,379
Dividend distribution from Harvest Capital Credit (2)	-	-	421	-	678
Less: Net interest income and other revenues from Harvest Capital Credit (2)	-	-	(789)	-	(2,116)
Total net revenues including fee revenues from consolidated entities	57,884	38,038	31,058	95,922	54,093

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	-	6,239	-	14,979
General loan loss provision – collateralized loan obligations	382	550	1,128	932	1,128
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	-	-	(515)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	772	-	772
Net unrealized (gain)/loss on strategic equity investments and warrants	(72)	174	(243)	102	(86)
Non-controlling interests in net unrealized (gains)/losses on Harvest Growth Capital funds	(6,980)	5,297	(895)	(1,683)	(296)
Unrealized mark-to-market (gain) – deferred compensation	(656)	(70)	(113)	(726)	(153)
Adjusted net revenues	$50,558	$43,989	$37,946	$94,547	$69,922

(1) Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

(2) Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Base management fees:
Fees reported as asset management fees	$2,725	$2,594	$2,552	$5,319	$4,917
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	804	768	595	1,572	1,103
Total base management fees	3,529	3,362	3,147	6,891	6,020

Incentive fees:
Fees reported as asset management fees	11,209	2,919	836	14,128	5,223
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	485	(359)	66	126	416
Total incentive fees	11,694	2,560	902	14,254	5,639

Other fee income:
Fundraising and other fees	152	223	26	375	314
Total other fee income	152	223	26	375	314

Asset management-related fee revenues	$15,375	$6,145	$4,075	$21,520	$11,973

Summations:
Fees reported as asset management fees	$13,934	$5,513	$3,388	$19,447	$10,140
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	1,289	409	661	1,698	1,519
Fees reported as other income	152	223	26	375	314

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to stock-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives.

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Adjusted net revenues	$50,558	$43,989	$37,946	$94,547	$69,922

Compensation and benefits	$37,979	$31,376	$24,776	$69,355	$44,381
Subtract/(add back):
Compensation expense – stock option grants	504	395	259	899	396
Compensation expense – post-IPO RSU grants	934	853	704	1,787	1,320
Compensation expense – net deferred compensation	(891)	(597)	(1,146)	(1,488)	(2,270)
Unrealized mark-to-market gain – deferred compensation	656	70	113	726	153
Adjusted compensation and benefits	36,776	30,655	24,846	67,431	44,782

Subtract:
Compensation expense – strategic initiatives	500	610	1,520	1,110	2,770
Adjusted compensation and benefits, excluding strategic initiatives	$36,276	$30,045	$23,326	$66,321	$42,012

Adjusted ratio of compensation expense to revenues	72.7%	69.7%	65.5%	71.3%	64.0%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	71.8%	68.3%	61.5%	70.1%	60.1%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38%.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net income/(loss) attributable to JMP Group Inc.	$3,195	$3,998	($1,435)	$7,193	($3,154)

Add back:
Income tax expense/(benefit)	2,450	1,696	(644)	4,146	(1,456)
Income/(loss) before taxes	5,645	5,694	(2,079)	11,339	(4,610)

Add back/(subtract):
Compensation expense – stock options	504	395	259	899	396
Compensation expense – post-IPO RSUs	934	853	704	1,787	1,320
Compensation expense – deferred compensation	(891)	(597)	(1,146)	(1,488)	(2,270)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	-	-	6,239	-	14,979
General loan loss provision – collateralized loan obligations	380	545	821	925	821
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	-	-	-	(162)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	772	-	772
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	(72)	174	(243)	102	(86)
Operating income before taxes	6,500	7,064	5,327	13,564	11,160

Income tax expense (assumed rate of 38%)	2,470	2,684	2,024	5,154	4,240
Operating net income	$4,030	$4,380	$3,303	$8,410	$6,920

Operating net income per share:
Basic	$0.19	$0.20	$0.15	$0.39	$0.31
Diluted (1)	$0.18	$0.19	$0.15	$0.37	$0.30

Weighted average shares outstanding:
Basic	21,712	21,820	22,199	21,766	22,402
Diluted (1)	22,901	22,806	22,707	22,778	22,744

(1) In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and six months ended June 30, 2014, was 23,744,777 and 23,639,612, respectively. Given those denominators, operating net income per diluted share would have instead been $0.17 for the quarter and $0.36 for the six months ended June 30, 2014, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken with regard to other CLOs, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended June 30, 2014, is set forth below.

	Quarter Ended June 30, 2014

			Corp.		Invest-				HGC	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	Group

Revenues:
Investment banking	$23,059	-	-	$23,059	-	-	$2	$23,061	-	$23,061
Brokerage	$6,474	-	-	6,474	-	-	-	6,474	-	6,474
Asset management-related fees (1)	-	$15,461	$1,546	17,007	-	-	(1,632)	15,375	($367)	15,008
Principal transactions (2)	-	-	-	-	$1,977	-	-	1,977	6,983	8,960
Gain on sale and payoff of loans	-	-	-	-	(551)	-	-	(551)	-	(551)
Net dividend income	-	-	-	-	262	-	-	262	-	262
Net interest income	-	-	-	-	3,791	-	-	3,791	(3)	3,788
Provision for loan losses	-	-	-	-	169	-	-	169	-	169
Adjusted net revenues	29,533	15,461	1,546	46,540	5,648	-	(1,630)	50,558	6,613	57,171

Expenses:
Non-interest expense/(income) (3)	24,560	14,533	988	40,081	1,466	3,975	(1,632)	43,890	60	43,950

Less: Non-controlling interest (4)	-	73	-	73	92	-	-	165	6,553	6,718
Operating income/(loss) before taxes	4,973	855	558	6,386	4,090	(3,975)	2	6,503	-	6,503

Income tax expense/(benefit)	1,890	325	212	2,427	1,554	(1,509)	1	2,473	-	2,473
Operating net income/(loss)	$3,083	$530	$346	$3,959	$2,536	($2,466)	$1	$4,030	-	$4,030

Operating net income/(loss) per share:
Basic	$0.14	$0.02	$0.02	$0.18	$0.12	($0.11)	$0.00	$0.19	-	$0.19
Diluted (5)	$0.13	$0.02	$0.02	$0.17	$0.12	($0.11)	$0.00	$0.18	-	$0.18

(1) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.4 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(2) Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $7.0 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(3) Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $61,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(4) Excludes non-controlling interests totaling $6.6 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

(5) In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended June 30, 2014, was 23,744,777; given that denominator, operating net income per diluted share would have been $0.17.

A statement of JMP Group’s operating net income on a segment basis for the six months ended June 30, 2014, is set forth below.

	Six Months Ended June 30, 2014

			Corp.		Invest-				HGC	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	Group

Revenues:
Investment banking	$48,202	-	-	$48,202	-	-	($88)	$48,114	-	$48,114
Brokerage	13,130	-	-	13,130	-	-	-	13,130	-	13,130
Asset management-related fees (1)	50	$21,685	$2,607	24,342	-	-	(2,822)	21,520	($746)	20,774
Principal transactions (2)	-	-	-	-	$3,667	-	-	3,667	1,704	5,371
Gain on sale and payoff of loans	-	-	-	-	(171)	-	-	(171)	-	(171)
Net dividend income	-	-	-	-	497	-	-	497	-	497
Net interest income	-	-	-	-	7,568	-	-	7,568	(20)	7,548
Provision for loan losses	-	-	-	-	222	-	-	222	-	222
Adjusted net revenues	61,382	21,685	2,607	85,674	11,783	-	(2,910)	94,547	938	95,485

Expenses:
Non-interest expense/(income) (3)	49,876	20,914	2,012	72,802	2,826	8,214	(2,822)	81,020	103	81,123

Less: Non-controlling interest (4)	-	(283)	-	(283)	242	-	-	(41)	835	794
Operating income/(loss) before taxes	11,506	1,054	595	13,155	8,715	(8,214)	(88)	13,568	-	13,568

Income tax expense/(benefit)	4,372	401	226	4,999	3,312	(3,120)	(33)	5,158	-	5,158
Operating net income/(loss)	$7,134	$653	$369	$8,156	$5,403	($5,094)	($55)	$8,410	-	$8,410

Operating net income/(loss) per share:
Basic	$0.33	$0.03	$0.02	$0.37	$0.25	($0.23)	($0.00)	$0.39	-	$0.39
Diluted (5)	$0.31	$0.03	$0.02	$0.36	$0.24	($0.23)	($0.00)	$0.37	-	$0.37

(1) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.7 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(2) Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $1.7 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(3) Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $103,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(4) Excludes non-controlling interests totaling $0.8 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

(5) In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2014, was 23,639,612; given that denominator, operating net income per diluted share would have been $0.36.

Book Value per Share

At June 30, 2014, JMP Group’s tangible book value per share was $6.16, as set forth below.

(in thousands, except per share amounts)	June 30, 2014	Mar. 31, 2014	June 30, 2013

Total JMP Group stockholders' equity	$133,593	$130,373	$121,120
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	$133,593	$130,373	$121,120
Tangible book value per share	$6.16	$5.97	$5.47
Basic shares outstanding	21,690	21,833	22,138

Quarterly operating ROTE (1)	13.5%	13.6%	10.7%
LTM operating ROTE (1)	12.2%	11.4%	12.9%

(1) Return on tangible equity (ROTE) equals annualized operating net income divided by average tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended June 30, 2014, JMP Group repurchased 205,912 shares of its common stock at an aggregate price of approximately $1.3 million, or $6.47 per share. At quarter-end, approximately 0.9 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 13, 2014, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2013 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, July 25, 2014. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 77141806.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is an investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	June 30, 2014	Dec. 31, 2013

Assets

Cash and cash equivalents	$49,603	$65,906
Restricted cash and deposits	97,156	68,029
Marketable securities owned, at fair value	36,842	29,295
Other investments	190,349	161,773
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	815,671	727,270
Deferred tax assets	8,959	12,492
Other assets	50,528	57,166
Total assets	$1,249,108	$1,121,931

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$24,669	$13,749
Accrued compensation	40,615	51,347
Asset-backed securities issued	710,104	716,423
Note payable	-	15,000
Line of credit	691	2,895
Warehouse credit facility – JMP Credit Advisors CLO III	97,510	-
Bond payable	94,300	46,000
Deferred tax liability	4,295	3,625
Other liabilities	35,263	35,652
Total liabilities	1,007,447	884,691

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	133,593	126,385
Non-redeemable non-controlling interest	108,068	110,855
Total equity	241,661	237,240
Total liabilities and stockholders' equity	$1,249,108	$1,121,931

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenues:
Investment banking	$23,061	$21,057	$48,114	$33,164
Brokerage	6,474	6,980	13,130	12,174
Asset management fees	14,858	3,527	20,402	10,278
Principal transactions	9,688	2,292	5,995	4,209
Loss/(gain) on sale, payoff and mark-to-market of loans	(551)	336	(171)	1,425
Net dividend income	262	55	497	47
Other income	150	26	372	314
Non-interest revenues	53,942	34,273	88,339	61,611

Interest income	9,212	7,711	17,800	15,869
Interest expense	(5,424)	(10,105)	(10,252)	(21,404)
Net interest income/(expense)	3,788	(2,394)	7,548	(5,535)

Provision for loan losses	(212)	(975)	(709)	(1,924)
Total net revenues	57,518	30,904	95,178	54,152

Non-interest expenses:
Compensation and benefits	37,979	24,776	69,355	44,381
Administration	1,760	4,005	3,482	5,336
Brokerage, clearing and exchange fees	818	1,025	1,743	1,912
Travel and business development	980	1,039	1,831	1,997
Communications and technology	942	832	1,890	1,685
Occupancy	851	808	1,676	1,612
Professional fees	1,269	812	2,076	1,836
Depreciation	227	238	454	464
Other	330	224	542	307
Total non-interest expense	45,156	33,759	83,049	59,530

Net income/(loss) before income tax expense	12,362	(2,855)	12,129	(5,378)
Income tax expense/(benefit)	2,450	(644)	4,146	(1,456)
Net income/(loss)	9,912	(2,211)	7,983	(3,922)
Less: Net income/(loss) attributable to noncontrolling interests	6,717	(776)	790	(768)
Net income/(loss) attributable to JMP Group Inc.	$3,195	($1,435)	$7,193	($3,154)

Net income/(loss) attributable to JMP Group Inc. per share:
Basic	$0.14	($0.06)	$0.31	($0.14)
Diluted	$0.13	($0.06)	$0.30	($0.14)

Weighted average common shares outstanding:
Basic	21,712	22,199	21,766	22,402
Diluted	23,745	22,199	23,640	22,402

CONTACT:
Investor Relations Contact
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com